Exhibit 24.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------





The Board of Directors
Concurrent Computer Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Concurrent Computer Corporation of our report dated September 5, 1997, relating to the consolidated balance sheet of Concurrent Computer Corporation and subsidiaries as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and the related financial statement schedule, which report appears in the June 30, 1997, annual report on Form 10-K of Concurrent Computer Corporation.


                                   /s/  KPMG PEAT MARWICK LLP
                                   -------------------------------
                                   KPMG PEAT MARWICK LLP


Ft.  Lauderdale,  Florida
February  24,  1998



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